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                                                                   EXHIBIT 4.8


              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received                                      (FOR BUREAU USE ONLY)

MAR 10 1999
                                                         FILED
                                                      MAR 12 1999
Name                                                 Administrator
JANIS K. KUJAN, LEGAL ASSISTANT          CORP., SECURITIES & LAND DEV. BUREAU
Honigman Miller Schwartz and Cohn

Address
2290 First National Building     660 Woodward Avenue

City             State                    Zip Code
Detroit          Michigan                 48226-3583        EFFECTIVE DATE:

DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE



           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS (Please read information and instructions on the last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

      1. The present name of the corporation is:
         COMPUWARE CORPORATION

      2. The identification number assigned by the Bureau is:            008375

      3. The location of the registered office is:

      31440 NORTHWESTERN HIGHWAY     FARMINGTON HILLS,      Michigan 48334-2564
      -----------------------------------------------                ----------
              (Street Address)            (City)                     (ZIP Code)




      4. Article III of the Articles of Incorporation is hereby amended to read as follows:

The total authorized shares:

1.       Common Shares 1,600,000,000
         Preferred Shares -0-


2. Statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: None

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5. (FOR AMENDMENTS ADOPTED BY UNANIMOUS CONSENT OF INCORPORATORS BEFORE THE
   FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the _______________ day of _____________________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

           Signed this        day of
                      --------      ---------------------------

----------------------------------             ---------------------------------
     (Signature)                                            (Signature)

----------------------------------             ---------------------------------
  (Type or Print Name)                                  (Type or Print Name)

----------------------------------             ---------------------------------
     (Signature)                                            (Signature)

----------------------------------             ---------------------------------
  (Type or Print Name)                                  (Type or Print Name)

6. (FOR PROFIT CORPORATIONS, AND FOR NONPROFIT CORPORATIONS WHOSE ARTICLES STATE THE CORPORATION IS ORGANIZED ON A STOCK OR ON A MEMBERSHIP BASIS.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 25th day of February, 1999 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

[X]   at a meeting. The necessary votes were cast in favor of the amendment.



[ ] by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(l) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note:
      Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

[ ] by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or
      Section 407(2) of the Act if a profit corporation.



               Signed this             day of March, 1999
                          -------------


               By     Thomas Costello, Jr.
                 ----------------------------------------------------------
                   (Signature of President, Vice-President, Chairperson or
                                Vice-Chairperson)



               Thomas Costello, Jr.                  Vice-President/Secretary
               --------------------------------------------------------------
                (Type or Print Name)                    (Type or Print Title)